Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule and all amendments thereto jointly on behalf of each such party.

Date: February 12, 2021

POLARIS PARTNERS VIII, L.P.

By:	Polaris Partners GP VIII, L.L.C.

By:	**
Authorized Signatory

POLARIS ENTREPRENEURS’ FUND VIII, L.P.

By:	Polaris Partners GP VIII, L.L.C.

By:	**
Authorized Signatory

POLARIS PARTNERS GP VIII, L.L.C.

By:	*
Authorized Signatory

*By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Attorney-in-Fact

[*This joint filing statement was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]

[**This joint filing statement was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney included as exhibits to this Schedule 13G.]